EXHIBIT 99.1
Proxy-Premier Valley Bank

SPECIAL MEETING OF SHAREHOLDERS

This proxy is solicited on behalf of the Board of Directors of Premier Valley Bank

The undersigned hereby appoints J. Michael McGowan and Michael W. Martinez, or either of them, with power of substitution to each, as attorneys and proxies, and hereby authorizes them to represent the undersigned at the Special Meeting of Shareholders of Premier Valley Bank to be held at [ ] on [ ], 2015 at [ ] Pacific Time, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated on the reverse side, all shares of Common Stock of Premier Valley Bank held of record by the undersigned on August 31, 2015 and which the undersigned would be entitled to vote if present in person at such Special Meeting, hereby revoking all previously granted proxies.

This proxy may be revoked by filing a subsequently dated proxy or by notifying the Secretary of Premier Valley Bank of your decision to revoke this proxy, either in person at the Special Meeting or in writing.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is given with respect to a particular proposal, this proxy will be voted FOR such proposal.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL.

1. To approve and adopt the Merger Agreement dated as of May 28, 2015, among Heartland Financial USA, Inc., PV Acquisition Bank and Premier Valley Bank.

☐ For	☐ Against	☐ Abstain

2. To approve the adjournment of the Premier Valley Bank special meeting, if necessary or appropriate, to solicit additional proxies.

☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as your name(s) appear(s) on this Proxy. If held in joint tenancy, all joint tenants must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Date (mm/dd/yyyy) ☐☐/☐☐/☐☐☐☐	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box